Exhibit 99.1

Contact: Stephen Gibson	FOR IMMEDIATE RELEASE
Tel: 703/647-8700	July 30, 2010
E-mail: sgibson@allbrittontv.com

ALLBRITTON COMMUNICATIONS COMPANY

ANNOUNCES EXTENSION OF EXCHANGE OFFER

Arlington, VA, July 30, 2010 – Allbritton Communications Company (“ACC”) announced today that it has extended the expiration date with respect to its previously announced offer to exchange up to $455 million of its 8% Senior Notes due 2018 for a like principal amount of its 8% Series B Senior Notes due 2018, which have been registered under the Securities Act of 1933.

The expiration date for the exchange offer has been extended to 5:00 p.m., New York City time, on August 4, 2010. All other terms of the exchange offer remain unchanged.

The Company

ACC owns and operates, itself or through affiliates, the ABC network television stations in Washington, DC (WJLA), Harrisburg, PA (WHTM), Roanoke-Lynchburg, VA (WSET), Birmingham-Tuscaloosa-Anniston, AL (WCFT/WJSU), Little Rock, AR (KATV), and Tulsa, OK (KTUL). In addition, ACC operates the 24-hour local cable news channel in Washington, DC, NewsChannel 8.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included herein are forward-looking statements. The forward-looking statements contained in this press release involve uncertainty and risk. Actual results may differ from expectations due to a variety of risks and other factors such as those described in ACC’s Annual Report on Form 10-K for the year ended September 30, 2009, as updated by subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this press release are based on certain assumptions and analyses made in light of ACC’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. ACC does not intend to update any particular forward-looking statements contained in this press release.

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